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                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                              section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2)).

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[X]  Soliciting Material Pursuant to Section 240.14a-12

                              BANCWEST CORPORATION
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: N/A

     (2)  Form, Schedule or Registration Statement No.: N/A

     (3)  Filing Party: N/A

     (4)  Date Filed: N/A

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[BANCWEST CORPORATION LETTERHEAD]                                  NEWS RELEASE

 FOR IMMEDIATE RELEASE:                               CONTACT:
                                                      GERRY KEIR (808) 525-7086

               BANCWEST CORPORATION DECLARES QUARTERLY DIVIDEND

        (Honolulu, Hawaii, and San Francisco, California, August 16, 2001) -- BancWest Corporation (NYSE: BWE) today announced that a quarterly dividend of 19 cents per share will be paid September 14, 2001, to holders of record of its voting common stock as of August 31, 2001. This represents no change from the previous quarter.

        With respect to future dividend payments, the pending merger agreement between BancWest and BNP Paribas was recently amended to provide for payment of a pro-rata dividend to BancWest stockholders after the transaction is completed. The pro-rata share would be based on the number of days from the latest record date (August 31, 2001) through the day before the actual closing date of the transaction.

        BancWest Corporation is a bank holding company with assets of $19.3 billion. It is headquartered in Honolulu, Hawaii, with an administrative headquarters in San Francisco, California. Its principal subsidiaries are Bank of the West (193 branches in Northern and Central California, Oregon, New Mexico, Nevada, Washington state and Idaho) and First Hawaiian Bank (56 branches in Hawaii, two in Guam and one in Saipan).

                                    # # #

ADDITIONAL INFORMATION AND WHERE TO FIND IT

        The proposed transaction with BNP Paribas will be submitted to BancWest's stockholders for their consideration. On August 15, 2001, BancWest filed with the SEC revised preliminary proxy materials and other relevant documents concerning such proposed transaction. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

        Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by BancWest Corporation with the SEC at the SEC's Web site at http://www.sec.gov. Free copies of the proxy statement, once available, and the company's other filings with the SEC may also be obtained from BancWest Corporation by directing a request to BancWest Corporation Corporate Secretary, P.O. Box 3200, Honolulu, Hawaii 96847, Telephone: 1-808-525-7140.

        BancWest Corporation, its directors, certain executive officers (Walter A. Dods, Jr., Chairman, Chief Executive Officer and Director, Don J. McGrath, President, Chief Operating Officer and Director, John K. Tsui, Vice Chairman, Chief Credit Officer and Director, Joel Sibrac, Vice Chairman and

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Director, Howard H. Karr, Executive Vice President and Chief Financial Officer,
Douglas C. Grigsby, Executive Vice President and Treasurer, Bernard Brasseur, Executive Vice President and Risk Manager, and Donald G. Horner, Executive Vice President), and certain other employees may be deemed under the rules of the SEC to be "participants in the solicitation" of proxies from the security holders of BancWest Corporation in favor of the transaction. Investors and security holders of BancWest may obtain additional information regarding the interests of the "participants in the solicitation" by reading the preliminary proxy statement on Schedule 14A, as filed with the SEC on August 15, 2001 and the definitive proxy statement regarding the proposed transaction when it becomes available.

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         (Forward-Looking Information: This release contains information about future expectations, plans and prospects for BancWest's business and operations that constitute forward-looking statements. Such statements reflect management's best judgment as of this date, but they involve risks and uncertainties that could cause actual results to differ materially from those
discussed in the statements.   Those risks and uncertainties include, among
other thing, the possibilities that: (1) stockholders may not approve the proposed BNP Paribas acquisition; (2) regulators may delay or deny approval of the acquisition or impose burdensome conditions in connection with such approval. Those factors or others could result, for example, in delay or termination of the transaction discussed above. Readers should carefully consider those risks and uncertainties in reading this release. Except as required by law, BancWest disclaims any obligation to update any forward-looking statements included herein to reflect future events or developments.)
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